Exhibit 10.1

Certain portions of the exhibit are redacted pursuant to a confidential treatment order [XXXXXXX]

Dated 27 August 2015

XENETIC BIOSCIENCES (UK) LIMITED

and

LIPOXEN TECHNOLOGIES LIMITED

and

COLIN HILL

and

XENETIC BIOSCIENCES INC

SETTLEMENT AGREEMENT

Without prejudice and subject to contract

53 Davies Street, London W1K 5JH

DX: 2307 Victoria

Telephone: 020 7152 6550

Fax: 0845 458 9398

enquiries@keystonelaw.co.uk

www.keystonelaw.co.uk

Table OF Contents

1.	Interpretation	2
2.	Arrangements on termination	4
3.	Termination payment	4
4.	Payment conditions	6
5.	Legal fees	6
6.	Waiver of claims	6
7.	Employee indemnities	8
8.	Company property and information	8
9.	Employee warranties and acknowledgments	9
10.	Resignation from offices	10
11.	Restrictive covenants	10
12.	Confidentiality and announcements	10
13.	Entire agreement	11
14.	Directors' liability insurance
15.	Variation	11
16.	Third party rights	12
17.	Governing law	12
18.	Jurisdiction	12
19.	Subject to contract and without prejudice	12
20.	Counterparts	12

Schedule
Schedule 1 Claims	13
Schedule 2 Adviser's certificate	16
Schedule 3 SECOND SETTLEMENT AGREEMENT

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This Agreement is dated                2015.

Parties

(1)	Xenetic Biosciences (UK) Limited incorporated and registered in England and Wales with company number 03213174 whose registered office is at 5th Floor, 15 Whitehall, London, SW1A 2DD (the "Company");
(2)	Lipoxen Technologies Limited incorporated and registered in England and Wales with company number 03401495 whose registered office is at 5th Floor, 15 Whitehall London SW1A 2DD (“LTL”);
(3)	Colin Hill of XXXXXXXXXX (the "Employee"); and
(4)	Xenetic Biosciences Inc., a Nevada Corporation with a principal place of business at 99 Hayden Avenue, Suite 230, Lexington, MA 02421 (“XBIO”).

Background

(A)	The Employee was first appointed as a Non-Executive Director of Lipoxen Plc in January 2006, after which Lipoxen Plc acquired Lipoxen Technologies Limited (”LTL”).
(B)	In June 2007 the Employee was appointed as part time (three days per week) CFO of Lipoxen Plc under the Service Agreement.
(C)	In 2011 Lipoxen Plc changed its name to Xenetic Biosciences Plc.
(D)	Pursuant to a subsequent merger between Xenetic Biosciences Plc and Xenetic Biosciences, Inc., Xenetic Biosciences Plc was renamed Xenetic Biosciences (UK) Limited.
(E)	The Employee was thereafter employed by Xenetic Biosciences (UK) Limited and acted as the CFO to the group of companies described in this background ((”Group CFO”). The Employee was also a Director of Xenetic Biosciences Inc, Xenetic Biosciences (UK) Limited and Symbio Tec GmbH.
(F)	The parties have agreed that the Employee’s role of Group CFO ceased on 31 July 2015 by way of redundancy and that thereafter he shall continue in employment with the Xenetic Group (with his employment transferring to Lipoxen Technologies Limited, an associated employer of the Company for the purposes of section 231 of the Employment Rights Act 1996) albeit in a new role (“the New Role”). The New Role will entail both a change in duties and a drop in earnings. In recognition of this change compensation as set out in this Agreement will be paid.
(G)	The New Role is a non-executive director of Lipoxen Technologies Limited, Symbio Tec GmbH and the Company.
(H)	Between the date of this Agreement and 31 July 2016 (the “Termination Date”) the Employee will be employed by Lipoxen Technologies Limited in the New Role, the terms of which shall be a variation of the Service Agreement. Nothing in this Agreement shall prevent Lipoxen Technologies Limited from having the ability to terminate the Employee’s employment immediately in the event that the Employee commits an act of gross misconduct.

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(I)	The parties have entered into this Agreement to record and implement the terms on which they have agreed to settle any claims which the Employee has or may have in connection with his employment as Group CFO and as director of XBIO or its termination against the Company or any Group Company (as defined below) or its or their officers or employees whether or not those claims are, or could be, in the contemplation of the parties at the time of signing this Agreement, and including, in particular, the statutory complaints which the Employee raises in this Agreement.
(J)	The Employee and LTL will enter into a Second Settlement Agreement on, or within 7 days after, the earlier of: the Termination Date or such earlier date as the Employee’s employment in the New Role terminates.
(K)	The Company enters into this Agreement for itself and as agent and trustee for all Group Companies and it is authorised to do so. It is the parties' intention that each Group Company should be able to enforce any rights it has under this Agreement, subject to and in accordance with the Contracts (Rights of Third Parties) Act 1999.
(L)	Nothing in this Agreement shall settle or compromise any claim the Employee may have against any person, entity or company which claim does not arise from or is part of the Xenetic Group of companies.

Agreed terms

1.	Interpretation

The following definitions and rules of interpretation apply in this Agreement.

"Adviser"	Hannah Wright of Bates Wells Braithwaite, 10 Queen Street Place, London EC4R 1BE.

"Board"	the board of directors of the Company (including any committee of the board duly appointed by it).

"Confidential Information"	information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) relating to the business, products, affairs and finances of the Company or any Group Company for the time being confidential to the Company or any Group Company and trade secrets including, without limitation, technical data and know-how relating to the business of the Company or any Group Company or any of its or their suppliers, clients, customers, agents, distributors, shareholders or management, including (but not limited to) information that the Employee created, developed, received or obtained in connection with his employment, whether or not such information (if in anything other than oral form) is marked confidential.

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"Copies"	copies or records of any Confidential Information in whatever form (including, without limitation, in written, oral, visual or electronic form or on any magnetic or optical disk or memory and wherever located) including, without limitation, extracts, analysis, studies, plans, compilations or any other way of representing or recording and recalling information which contains, reflects or is derived or generated from Confidential Information.

"Group Company"	the Company, and any company in the Xenetic Group

“Service Agreement”	the contract between the entity formerly known as Lipoxen Plc and the Employee dated 2 July 2007.

“Xenetic Group	Xenetic Biosciences Inc (the US parent company), Xenetic Bioscience Inc (a US corporation being a wholly owned subsidiary of Xenetic Biosciences (UK) Limited), Xenetic Biosciences (UK) Limited (a UK company being a wholly owned subsidiary of Xenetic Biosciences, Inc), Lipoxen technologies Limited (a UK company being a wholly owned subsidiary of Xenetic Biosciences (UK) Limited) and SymbioTec GmbH (A German company being a wholly owned subsidiary of Xenetic Biosciences (UK) Limited

1.1	The headings in this Agreement are inserted for convenience only and shall not affect its construction.
1.2	A reference to a particular law is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.
1.3	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.4	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.5	The Schedules shall form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

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1.6	References to any officers or employees of the Company or any member of the Xenetic Group is a reference to such officer or employee acting in their capacity as an officer or employee of such company and in no other capacity.
2.	Arrangements on termination
2.1	The Employee's role of Group CFO with the Company and Director of XBIO terminated by reason of redundancy on 31 July 2015.
2.2	The Company has paid the Employee his salary and benefits up to 31 July 2015 in the usual way.
2.3	The Employee will submit his expense claims and the Company shall reimburse the Employee for any expenses properly incurred on or before 31 July 2015 in the usual way.
2.4	The payments in this clause 2 are subject to the income tax and National Insurance contributions that the Company is obliged by law to pay or deduct.
2.5	Notwithstanding any terms of this Agreement, or the facts and circumstances referred to in this Agreement, and in accordance with clause 18.5 of the Service Agreement, the Employee will continue to be entitled to any share options which have been granted to him subject to the rules of the relevant share option scheme and the parties agree that the period in which the options (being EMI options) are capable of being exercised is confirmed as extended to the contractual term, being the lapse date of the relevant options.
2.6	The parties acknowledge and agree that the Employee’s JSOP entitlement remains in full force and effect in accordance with the JSOP rules, notwithstanding any terms of this Agreement, or the facts and circumstances referred to in this Agreement.
2.7	Between the date of this Agreement and 31 July 2016 (the “Termination Date”) the Employee will be employed by LTL in the New Role, the terms of which are set out in a separate service agreement . Nothing in this Agreement shall prevent LTL from having the ability to terminate the Employee’s employment immediately in the event that the Employee commits an act of gross misconduct.
2.8	The parties have entered into this Agreement to record and implement the terms on which they have agreed to settle any claims which the Employee has or may have in connection with his employment as Group CFO, including but not limited to those specified in Schedule I attached hereto.
3.	Termination payment
3.1	Subject to any applicable conditions in clause 4 being met, the Company will, without admission of liability, pay the Employee the following payments as compensation in connection with the termination of his role as Group CFO and director of XBIO:
3.1.1	£XXXXXXX Initial Termination Payment”);

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3.1.2	£XXXXXXX by way of monthly instalments at the rate of £XXXXXXX per month (the “Monthly Payments”);
3.1.3	£XXXXXXX by way of final payment (the “Final Payment”); and
3.1.4	£XXXXXXX by way of a payment for signing the Second Settlement Agreement (the “Second Settlement Agreement Payment”).
3.2	The Company will pay the Initial Termination Payment and the first of the Monthly Payments by bank transfer to the Employee’s normal bank account within 14 days of receipt by the Company of this Agreement signed by the Employee and certified by the Employee’s Adviser. Subsequent Monthly Payments will be made on the 25th day of each calendar month in which such payments fall due under the terms of this Agreement.
3.3	The balance of any unpaid Monthly Payments and the Final Payment will become payable upon the earlier of:
3.3.1	31 July 2016;
3.3.2	A single capital raise of not less than US$XXXXXXX by Xenetic Biosciences Inc;
3.3.3	28 days following an uplist of Xenetic Biosciences Inc to the Nasdaq or other national or international securities exchange; or
3.3.4	The acquisition of the Company by another party.
3.4	As part of the £XXXXXXX Initial Termination Payment (Pursuant to paragraph 3.1.1 above) Company will, within 14 days of receipt by the Company of this Agreement signed by the Employee and certified by the Employee’s Advisor, pay £XXXXXXX into a personal pension of the Employee’s choice, (the Pension Payment”) the details of which are:

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxx xxxxxxx xxxxxx xxxxxxxx

Additionally, the Company and the Employee believe that the first £XXXXXX of the Initial Termination Payment will be tax free. The Company shall deduct income tax from the remainder of the Initial Termination Payment, the Monthly Payments and the Final Payment at the appropriate rate. The Employee shall be responsible for any further tax and employee's National Insurance contributions due in respect of payments set out above and shall indemnify the Company in respect of such liability in accordance with clause 7.1

3.5	The Company will maintain payments of £XXXXXXX (ex VAT) per calendar month made by way of contribution to the Employee’s medical costs and as implemented by C&G Tool & Cutter Company Limited until 31 July 2016, subject to the terms of the relevant policy or scheme.

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3.6	The Company will pay the Second Settlement Agreement Payment within 14 days of receipt by the Company of the Second Settlement Agreement signed by the Employee and certified by the Employee’s Advisor.
3.7	XBIO shall guarantee all payments under this Agreement and shall pay them as they fall due if the Company does not.
4.	Payment conditions
4.1	The payment under clause 3.1.4 of this Agreement are subject to the following conditions being met:
4.1.1	The Employee not having been in repudiatory breach of this Agreement;
4.1.2	the Employee having entered into the Second Settlement Agreement.
5.	Legal fees

The Company shall pay the reasonable legal fees (up to a maximum of £XXXXXXX plus VAT) incurred by the Employee in obtaining advice on the termination of his employment and the terms of this Agreement, such fees to be payable to the Adviser on production of an invoice addressed to the Employee (such fees to be payable to the Adviser within 21 days of production of an invoice) but marked as payable by the Company, The Adviser’s fees shall be the only legal or professional fees reimbursable to the Employee or paid on behalf of the Employee by the Company under the Agreement (up to a maximum of £XXXXXXX plus VAT).

6.	Waiver of claims
6.1	Save as provided for under clauses 2.5 and 2.6, the Employee agrees that the terms of this Agreement are offered by the Company without any admission of liability on the part of the Company and are in full and final settlement of all and any claims or rights of action that the Employee has or may have against the Company or any Group Company or its officers or employees whether arising out of his employment as Group CFO and director of XBIO with the Company or its termination, whether under common law, contract, statute or otherwise, whether such claims are, or could be, known to the parties or in their contemplation at the date of this Agreement in any jurisdiction and including, but not limited to, the claims specified in Schedule 1 (each of which is hereby intimated and waived).
6.2	The waiver in clause 6.1 shall not apply to the following:
6.2.1	any claims by the Employee to enforce this Agreement;
6.2.2	claims in respect of personal injury of which the Employee is not aware and could not reasonably be expected to be aware at the date of this Agreement;
6.2.3	any claims in relation to accrued pension entitlements;
6.2.4	any claims not arising out of the Employee’s employment as Group CFO and as director of XBIO or its termination, including (without limitation) any claims against FDS Pharma LP (or any successors or assignees), or in relation to any sums owed by or lent to FDS Pharma LP.

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6.3	The Employee warrants that:
6.3.1	before entering into this Agreement he received independent advice from the Adviser as to the terms and effect of this Agreement and, in particular, on its effect on his ability to pursue any complaint before an employment tribunal or other court;
6.3.2	the Adviser has confirmed to the Employee that they are a solicitor holding a current practising certificate and that there is in force a policy of insurance covering the risk of a claim by the Employee in respect of any loss arising in consequence of their advice;
6.3.3	the Adviser shall sign and deliver to the Company a letter in the form attached as Schedule 2 to this Agreement;
6.3.4	before receiving the advice the Employee disclosed to the Adviser all facts and circumstances that may give rise to a claim by the Employee against the Company or any Group Company;
6.3.5	the only claims that the Employee has or may have against the Company or any Group Company or its officers or employees (whether at the time of entering into this Agreement or in the future) relating to his employment with the Company or the termination of his role as Group CFO and as director of XBIO are specified in clause 6.1; and.
6.3.6	the Employee is not aware of any facts or circumstances that may give rise to any claim against the Company or any Group Company or any of its employees other than those claims specified in clause 6.1.

The Employee acknowledges that the Company acted in reliance on these warranties when entering into this Agreement.

6.4	The Employee acknowledges that the conditions relating to settlement agreements under section 147(3) of the Equality Act 2010, section 77(4A) of the Sex Discrimination Act 1975 (in relation to claims under that Act and the Equal Pay Act 1970), section 72(4A) of the Race Relations Act 1976, paragraph 2 of Schedule 3A to the Disability Discrimination Act 1995, paragraph 2(2) of Schedule 4 to the Employment Equality (Sexual Orientation) Regulations 2003, paragraph 2(2) of Schedule 4 to the Employment Equality (Religion or Belief) Regulations 2003, paragraph 2(2) of Schedule 5 to the Employment Equality (Age) Regulations 2006, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 203(3) of the Employment Rights Act 1996, regulation 35(3) of the Working Time Regulations 1998, section 49(4) of the National Minimum Wage Act 1998, regulation 41(4) of the Transnational Information and Consultation etc. Regulations 1999, regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, regulation 40(4) of the Information and Consultation of Employees Regulations 2004, paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, regulation 62 of the Companies (Cross Border Mergers) Regulations 2007 and section 58 of the Pensions Act 2008 have been satisfied.

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6.5	The waiver in clause 6.1 shall have effect irrespective of whether or not, at the date of this Agreement, the Employee is or could be aware of such claims or have such claims in his express contemplation (including such claims of which the Employee becomes aware after the date of this Agreement in whole or in part as a result of new legislation or the development of common law or equity).
6.6	The Employee agrees that, except for the payments and benefits provided for in, referred to in, or excluded from this Agreement and the contract of employment governing the New Role, and subject to the waiver in clause 6.1, he shall not be eligible for any further payment from the Company or any Group Company relating to his employment or the termination of his role as Group CFO and as director of XBIO and without limitation to the generality of the foregoing, he expressly waives any right or claim that he has or may have to payment of bonuses, any benefit or award programme or grant of equity interest, or to any other benefit, payment or award he may have received had his role as Group CFO and as director of XBIO not terminated.
7.	Employee indemnities
7.1	The Employee shall indemnify the Company on a continuing basis in respect of any income tax or National Insurance contributions (save for employers' National Insurance contributions) due in respect of the payments and benefits in clause 3.1 (and any related interest, penalties, costs and expenses). The Company shall give the Employee reasonable notice of any demand for tax which may lead to liabilities on the Employee under this indemnity and shall provide him with reasonable access to any documentation he may reasonably require to dispute such a claim (provided that nothing in this clause shall prevent the Company from complying with its legal obligations with regard to HM Revenue and Customs or other competent body).
7.2	If the Employee is ever in repudiatory breach of this Agreement or pursues a claim against the Company or any Group Company in breach of this Agreement , he agrees to indemnify the Company for any losses suffered as a result thereof, including all reasonable legal and professional fees incurred.
8.	Company property and information
8.1	The Employee shall, before the Termination Date, return to the Chief Executive Officer or warrants as at the date of this Agreement, that he has returned to the Company:
8.1.1	all Confidential Information and Copies;
8.1.2	all property belonging to the Company in satisfactory condition including (but not limited to) any company credit card, keys, security pass, identity badge, mobile telephone, pager, lap-top computer or fax machine; and

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8.1.3	all documents and copies (whether written, printed, electronic, recorded or otherwise and wherever located) made, compiled or acquired by him during his employment with the Company or relating to the business or affairs of the Company or any Group Company or their business contacts in the Employee's possession or under his control.

8.2	The Employee shall, before the Termination Date, erase irretrievably any information relating to the business or affairs of the Company or any Group Company or its business contacts from computer and communications systems and devices owned or used by him outside the premises of the Company, including such systems and data storage services provided by third parties (to the extent technically practicable).
8.3	The Employee shall, if requested to do so by the Company or Board, provide a signed statement that he has complied fully with his obligations under clause 8.1 and clause 8.2 and shall provide it with such reasonable evidence of compliance as may be requested.
9.	Employee warranties and acknowledgments
9.1	As at the date of this Agreement, the Employee warrants and represents to the Company that there are no circumstances of which the Employee is aware or of which the Employee ought reasonably to be aware which would amount to a repudiatory breach by the Employee of any express or implied term of the Employee's Service Agreement which would entitle (or would have entitled) the Company to terminate the Employee's employment without notice or payment in lieu of notice and any payment to the Employee pursuant to clause 3 is conditional on this being so.
9.2	The Employee agrees to make himself available to, and to cooperate with, the Company or its advisers in any internal investigation or administrative, regulatory, judicial or quasi-judicial proceedings. The Employee acknowledges that this could involve, but is not limited to, responding to or defending any regulatory or legal process, providing information in relation to any such process, preparing witness statements and giving evidence in person on behalf of the Company. The Company shall reimburse any reasonable expenses incurred by the Employee as a consequence of complying with his obligations under this clause, provided that such expenses are approved in advance by the Company.
9.3	The Employee acknowledges that he is not entitled to any compensation for the loss of any rights or benefits under any share option, bonus, long-term incentive plan or other profit sharing scheme operated by the Company or any Group Company in which he may have participated, other than the payments referred to in Clause 3 and Clause 2 of this Agreement

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10.	Resignation from offices
10.1	The Employee acknowledges that, with effect from 31 July 2015, he has resigned from his positions as Chief Financial Officer of the Company and Director of Xenetic Biosciences Inc.
10.2	The Employee irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any such instrument or thing and generally to use his name in order to give the Company (or its nominee) the full benefit of the provisions of this clause.
11.	Restrictive covenants
11.1	The Employee acknowledges that the post-termination restrictions in his employment contract with LTL will continue to apply after the Termination Date.
12.	Confidentiality and announcements
12.1	The Employee acknowledges that, as a result of his employment as Chief Financial Officer and his continued employment with LTL he has had access to Confidential Information. Without prejudice to his common law duties, the Employee shall not (except as authorised or required by law or as authorised by the Company) at any time after the Termination Date:
12.1.1	use any Confidential Information; or
12.1.2	make or use any Copies; or
12.1.3	disclose any Confidential Information to any person, company or other organisation whatsoever.
12.2	The restrictions in clause 12.1 do not apply to any Confidential Information which is in or comes into the public domain other than through the Employee's unauthorised disclosure.
12.3	The Employee and the Company confirm that they have kept and agree to keep the existence and terms of this Agreement and the circumstances concerning the termination of the Employee's role as Group CFO and as director of XBIO confidential, save where such disclosure is to HM Revenue & Customs, required by law or (where necessary or appropriate) to:
12.3.1	the Employee's spouse, civil partner or partner, immediate family or legal or professional advisers, provided that they agree to keep the information confidential; or
12.3.2	the Employee's insurer for the purposes of processing a claim for loss of employment.
12.4	The Company may also disclose the existence and terms of this Agreement to the Company's officers, employees or legal or professional advisers, provided that they agree to keep the information confidential.
12.5	The Company may make an announcement on signature of this Agreement in the form to be agreed in advance by the Parties and neither party will make any statement to third parties (save as specified in clause 12.3) which is inconsistent with that announcement.

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12.6	Save as in pursuance of any legitimate legal action (including pre-action) the Employee shall not make any adverse or derogatory comment about the Company, its officers or employees and the Company shall use reasonable endeavours to ensure that its employees and officers shall not make any adverse or derogatory comment about the Employee. The Employee shall not do anything which shall, or may, bring the Company, its officers or employees into disrepute and the Company shall use reasonable endeavours to ensure that its employees and officers shall not do anything which shall, or may, bring the Employee into disrepute.
12.7	Nothing in this clause 12 shall prevent the Employee from making a protected disclosure under section 43A of the Employment Rights Act 1996 and nothing in this clause 12 shall prevent the Company from making such disclosure as it is required by law to make. Notwithstanding the foregoing, the Employee and the Company mutually warrant that neither is currently aware of any grounds which would justify a protected disclosure.
13.	Directors Liability Insurance
13.1	The Company confirms that it does has and will continue to maintain directors’ liability insurance covering the Company.
14.	Entire agreement
14.1	Each party on behalf of itself and, in the case of the Company, as agent for any Group Companies acknowledges and agrees with the other party (the Company acting on behalf of itself and as agent for each Group Company) that:
14.1.1	this Agreement and any document referred to in it constitutes the entire agreement between the parties and any Group Company and supersedes and extinguishes all agreements, promises, assurances, warranties, representations and understandings between them whether written or oral, relating to its subject matter;
14.1.2	in entering into this Agreement it does not rely on , and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Agreement; and
14.1.3	it shall have no claim for innocent or negligent misrepresentation based on any statement in this Agreement.
14.2	Nothing in this Agreement shall, however, operate to limit or exclude any liability for fraud.
15.	Variation

No variation of this Agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

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16.	Third party rights
16.1	Any third party shall be entitled to enforce the benefits conferred on it by clauses 6, 8, 11 and 12 of this Agreement.
16.2	Except as expressly provided in clause 16.1, no person other than the Employee and the Company or any Group Company shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.
17.	Governing law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

18.	Jurisdiction

Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute, claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

19.	Subject to contract and without prejudice

This Agreement shall be deemed to be without prejudice and subject to contract until such time as it is signed by both parties and dated, when it shall be treated as an open document evidencing a binding agreement.

20.	Counterparts

This Agreement may be executed and delivered in any number of counterparts, each of which, when executed, shall constitute a duplicate, but all the counterparts shall together constitute the one agreement.

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Schedule 1
Claims

1.1	for breach of contract or wrongful dismissal;
1.2	for unfair dismissal, under section 111 of the Employment Rights Act 1996;
1.3	in relation to the right to a written statement of reasons for dismissal, under section 93 of the Employment Rights Act 1996;
1.4	for a statutory redundancy payment, under section 163 of the Employment Rights Act 1996;
1.5	in relation to an unlawful deduction from wages or unlawful payment, under section 23 of the Employment Rights Act 1996;
1.6	for unlawful detriment, under section 48 of the Employment Rights Act 1996 or section 56 of the Pensions Act 2008;
1.7	in relation to written employment particulars and itemised pay statements, under section 11 of the Employment Rights Act 1996;
1.8	in relation to guarantee payments, under section 34 of the Employment Rights Act 1996;
1.9	in relation to suspension from work, under section 70 of the Employment Rights Act 1996;
1.10	in relation to parental leave, under section 80 of the Employment Rights Act 1996;
1.11	in relation to a request for flexible working, under section 80H of the Employment Rights Act 1996;
1.12	in relation to time off work, under sections 51, 54, 57, 57B, 60, 63 and 63C of the Employment Rights Act 1996;
1.13	in relation to working time or holiday pay, under regulation 30 of the Working Time Regulations 1998;
1.14	for direct or indirect discrimination, harassment or victimisation related to sex, marital or civil partnership status, pregnancy or maternity or gender reassignment under section 120 of the Equality Act 2010 and/or direct or indirect discrimination, harassment or victimisation related to sex, marital or civil partnership status, gender reassignment, pregnancy or maternity under section 63 of the Sex Discrimination Act 1975;
1.15	for direct or indirect discrimination, harassment or victimisation related to race under section 120 of the Equality Act 2010;
1.16	for direct or indirect discrimination, harassment or victimisation related to disability, discrimination arising from disability, or failure to make adjustments under section 120 of the Equality Act 2010 and/or direct discrimination, harassment or victimisation related to disability, disability-related discrimination or failure to make adjustments under section 17A of the Disability Discrimination Act 1995;

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1.17	for direct or indirect discrimination, harassment or victimisation related to religion or belief under section 120 of the Equality Act 2010 and/or under regulation 28 of the Employment Equality (Religion or Belief) Regulations 2003;
1.18	for direct or indirect discrimination, harassment or victimisation related to sexual orientation, under section 120 of the Equality Act 2010 and/or under regulation 28 of the Employment Equality (Sexual Orientation) Regulations 2003;
1.19	for direct or indirect discrimination, harassment or victimisation related to age, under section 120 of the Equality Act 2010 and/or under regulation 36 of the Employment Equality (Age) Regulations 2006;
1.20	in relation to the duty to consider working beyond retirement, under paragraphs 11 and 12 of Schedule 6 to the Employment Equality (Age) Regulations 2006;
1.21	for less favourable treatment on the grounds of part-time status, under regulation 8 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000;
1.22	under regulations 27 and 32 of the Transnational Information and Consultation etc. Regulations 1999;
1.23	under regulations 29 and 33 of the Information and Consultation of Employees Regulations 2004;
1.24	under regulations 45 and 51 of the Companies (Cross-Border Mergers) Regulations 2007;
1.25	under paragraphs 4 and 8 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006;
1.26	under sections 68A, 87, 137, 145A, 145B, 146, 168, 168A, 169, 170, 174 and 192 of the Trade Union and Labour Relations (Consolidation) Act 1992;
1.27	in relation to the obligations to elect appropriate representatives or any entitlement to compensation, under the Transfer of Undertakings (Protection of Employment) Regulations 2006;
1.28	in relation to the right to be accompanied under section 11 of the Employment Relations Act 1999;
1.29	in relation to refusal of employment, refusal of employment agency services and detriment under regulations 5, 6 and 9 of the Employment Relations Act 1999 (Blacklists) Regulations 2010;
1.30	in relation to the right to request time off for study or training under section 63I of the Employment Rights Act 1996; and
1.31	in relation to personal injury, whether or not the Employee is aware or ought reasonably to be aware of such claims at the date of this Agreement;
1.32	for harassment under the Protection from Harassment Act 1997;

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1.33	for failure to comply with obligations under the Human Rights Act 1998;
1.34	for failure to comply with obligations under the Data Protection Act 1998;
1.35	arising as a consequence of the United Kingdom's membership of the European Union.

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Schedule 2
Adviser's certificate

August 2015

Dear Sirs,

I am writing in connection with the agreement between my client, Colin Hill, and XENETIC BIOSCIENCES (UK) LIMITED, LIPOXEN TECHNOLOGIES LIMITED, and XENETIC BIOSCIENCES INC of today's date to confirm that:

1. I, Hannah Wright of Bates Wells Braithwaite, whose address is 10 Queen Street Place, London, EC4R 1BE, am a Solicitor of the Senior Courts of England and Wales who holds a current practising certificate.

2. I have given Colin Hill legal advice on the terms and effect of the Agreement and, in particular, its effect on his ability to pursue the claims specified in Schedule 1 of the Agreement.

3. I gave the advice to Colin Hill as a relevant independent adviser within the meaning of the above acts and regulations referred to at clause 6.4.

4. There is now in force (and was in force at the time I gave the advice referred to above) a policy of insurance or an indemnity provided for members of a profession or professional body covering the risk of claim by Colin Hill in respect of loss arising in consequence of the advice I have given him.

Yours faithfully,

Hannah Wright

                        August 2015

16

This Agreement was executed as a deed on the date stated at the beginning of it.

Executed as a deed for and on behalf of Xenetic Biosciences (UK) Limited in the presence of	_______________ Director
Witness	_______________ Signature _______________ Name _______________ Address _______________ Occupation
Executed as a deed for and on behalf of LIPOXEN TECHNOLOGIES LIMITED in the presence of	_______________ Director
Witness	_______________ Signature _______________ Name _______________ Address _______________ Occupation

17

Signed by Colin Hill	_______________
Witness	_______________ Signature _______________ Name _______________ Address _______________ Occupation
Executed as a deed for and on behalf of XENETIC BIOSCIENCES INC in the presence of	_______________ Director
Witness	_______________ Signature _______________ Name _______________ Address _______________ Occupation

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Schedule 3
SECOND SETTLEMENT AGREEMENT

Without prejudice and subject to contract

This Agreement is made on __________________ between Xenetic Biosciences (UK) Limited (the “Company”), Lipoxen Technologies Limited (“LTL”) and Colin Hill (the “Employee”).

Background

A.	The Company and the Employee have already entered into a settlement agreement dated [ ] ("the First Settlement Agreement"). It is a term of the First Settlement Agreement that the parties enter into a second settlement agreement at the date the Employee’s employment terminates to confirm that the Employee waives any additional claims that he might have against the Company or any Third Party.
B.	All the terms of the First Settlement Agreement continue to apply and remain in force. They are not superseded by the terms of this Agreement. Furthermore, all defined terms have the same meaning when used in this Agreement as in the First Settlement Agreement.
1.	Payment
1.1	Subject to the terms and conditions set out in the First Settlement Agreement, the Company will make the payments set out therein.
2.	Settlement
2.1	Save as provided for under clauses 2.5 and 2.6 of the First Settlement Agreement, the Employee agrees that the terms of this Agreement are offered by the Company without any admission of liability on the part of the Company and are in full and final settlement of all and any claims or rights of action that the Employee has or may have against the Company, LTL or any Group Company or its officers or employees whether arising out of his employment with the Company or LTL or its termination or otherwise from events occurring after the First Settlement Agreement was entered into, whether under common law, contract, statute or otherwise, whether such claims are, or could be, known to the parties or in their contemplation at the date of this Agreement in any jurisdiction and including, but not limited to, the claims specified in Schedule 1 to the First Settlement Agreement (each of which is hereby intimated and waived).
2.2	Clause 2.1 above applies to all present and future claims, costs, expenses or rights of action save in relation to the matters referred to in clause 6.2 of the First Settlement Agreement above and shall have effect irrespective of whether or not the Employee is or could be aware of such claims, costs, expenses or rights of action at the date of this Agreement and irrespective of whether such claims, costs, expenses or rights of action are in the express contemplation of the Company, LTL and the Employee at the date of this Agreement (including such claims of which the Employee becomes aware after the date of this Agreement in whole or in part as a result of new legislation or the development of common law or equity).

2.3	The Employee hereby warrants that:
2.3.1	He is not aware of any facts or circumstances which might give rise to a claim against the Company, LTL or any Group Company or its or their officers or employees other than those set out in clause 2.1; and
2.3.2	He has not and will not commence any legal or arbitration proceedings of any nature against the Company, LTL or any Group Company in any jurisdiction arising out of or in connection with his employment with the Company or LTL, its termination or otherwise save for the purposes of enforcing the terms of the First Settlement Agreement or this Agreement.
2.4	It is expressly agreed that, except as expressly provided for in, referred to in, or excluded from this Agreement and the First Settlement Agreement the Company, LTL and any Group Company shall have no further obligation to the Employee and the Employee shall have no further entitlement under his contract of employment.
3.	Continuing obligations
3.1	For the avoidance of doubt, the Employee confirms that clauses 11 and 12 of the First Settlement Agreement remain in full force and effect notwithstanding the execution of this Agreement.
4.	Warranties
4.1	The Employee hereby warrants that he:
4.1.1	Has not at any time committed a repudiatory breach of his contract of employment which would entitle LTL to terminate his employment without notice;
4.1.2	Is not entering into this Agreement in reliance on any undertaking, representation, warranty or arrangement of any nature not expressly set out in this agreement; and
4.1.3	Has not disclosed or communicated to any person the circumstances surrounding the termination of his employment with the Company or LTL and the facts or terms of this Agreement or the First Settlement Agreement, except to his legal and professional advisers.
5.	Legal advice
5.1	The Employee has received advice from Hannah Wright of Bates Wells Braithwaite, 10 Queen Street Place, London EC4R 1BE, a relevant independent adviser for the purposes of section 203 of the Employment Rights Act 1996, as to the terms and effect of this Agreement and, in particular, its effect on his ability to pursue any complaint before an employment tribunal or other court.

5.2	The Employee acknowledges that the conditions relating to settlement agreements under section 147(3) of the Equality Act 2010, section 77(4A) of the Sex Discrimination Act 1975 (in relation to claims under that Act and the Equal Pay Act 1970), section 72(4A) of the Race Relations Act 1976, paragraph 2 of Schedule 3A to the Disability Discrimination Act 1995, paragraph 2(2) of Schedule 4 to the Employment Equality (Sexual Orientation) Regulations 2003, paragraph 2(2) of Schedule 4 to the Employment Equality (Religion or Belief) Regulations 2003, paragraph 2(2) of Schedule 5 to the Employment Equality (Age) Regulations 2006, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 203(3) of the Employment Rights Act 1996, regulation 35(3) of the Working Time Regulations 1998, section 49(4) of the National Minimum Wage Act 1998, regulation 41(4) of the Transnational Information and Consultation etc. Regulations 1999, regulation 9 of the Part-Time Workers (Prevention of Less Favourable Treatment) Regulations 2000, regulation 10 of the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002, regulation 40(4) of the Information and Consultation of Employees Regulations 2004, paragraph 13 of the Schedule to the Occupational and Personal Pension Schemes (Consultation by Employers and Miscellaneous Amendment) Regulations 2006, regulation 62 of the Companies (Cross Border Mergers) Regulations 2007 and section 58 of the Pensions Act 2008 have been satisfied.
5.3	Hannah Wright’s signature at the end of this Agreement confirms to the Company and LTL that, to the best of his knowledge and belief, the statements set out in clauses 5.2 and 5.3 of this Agreement are correct.
6.	Legal Fees
6.1	The Company agrees to pay reasonable legal fees incurred by the Employee in connection with taking advice on the termination of his employment and the terms of this Agreement up to a maximum of £XXXXXXX plus VAT to be paid direct to the Employee’s solicitor 28 days after the receipt from the Employee’s solicitor of an invoice addressed to the Employee and marked payable by LTL.
7.	Third parties
7.1	Any third party shall be entitled to enforce the benefits conferred on it by clauses 2 and 3 of this Agreement.
7.2	Except as expressly provided in clause 6.1, no person other than the Employee and the Company, LTL or any Group Company shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.
8.	Governing law
8.1	This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.
9.	Jurisdiction
9.1	Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

10.	Counterparts
10.1	This Agreement may be executed in any number of counterparts, each of which, when executed, shall constitute a duplicate and be an original, but all the counterparts shall together constitutes the one agreement.

This Agreement, although marked “without prejudice” and “subject to contract”, will upon signature by the parties and the adviser, be treated as an open document evidencing an agreement binding on the parties.

Signed………………………………………………………….

Dated…………………………………………………………...

on behalf of the Company

Signed………………………………………………………….

Dated…………………………………………………………...

on behalf of LTL

Signed………………………………………………………….

Dated…………………………………………………………...

on behalf of XBIO

Signed…………………………………………………………

Dated………………………………………………………….

Colin Hill

Signed…………………………………………………………

Dated………………………………………………………….

Hannah Wright of Bates Wells Braithwaite